                     FOUNDERS EQUITY GROUP, INC.
                      2602 McKinney, Suite 220
                        Dallas, Texas  75204

                         February 11, 1998

Canmax Retail Systems, Inc.
150 W. Carpenter Freeway
Irving, Texas  75039

Canmax Inc.
150 W. Carpenter Freeway
Irving, Texas  75039


     Re:  Loan Agreement

Gentlemen:

     Canmax Retail Systems, Inc., a Texas corporation ("CRSI"), and Canmax Inc., a Wyoming Corporation ("Canmax" and collectively with CRSI referred to as "Borrowers"), have requested Founders Equity Group, Inc. ("Founders") and Founders Mezzanine Investors III, LLC ("Mezzanine" and collectively with Founders referred to as "Lenders"), to make up to a $2 million multiple advance loan (the "Loan") to Borrowers. Lenders are willing to enter into a loan agreement with Borrowers (the "Agreement") and to make the Loan to Borrowers upon the terms and conditions hereof subject to the covenants and agreements set forth herein.

     Lenders and Borrowers have previously executed that certain Convertible Loan Agreement dated as of December 15, 1997 (the "Prior Agreement"), pursuant to which Lender agreed to advance to Borrowers up to $500,000 ($350,000 of which has been advanced as of the date hereof). Lenders hereby agree to make the Loan to Borrowers on substantially the same terms and conditions as set forth in the Prior Agreement, with the following modifications:

1. LOAN CLOSING. The Loan shall be a multiple advance loan, pursuant to which Borrowers may request, and Lender shall fund, advances (each an "Advance") from time to time in increments of not less than $100,000.

2. DEBENTURES. Concurrent with each Advance, Borrowers shall execute a debenture (each a "Debenture") in substantially the same form as the debenture attached to the Prior Agreement, modified to reflect the following terms:

     a) each Advance shall bear interest at the rate of 10% per annum from the date of Advance, payable on the first day of each month following such Advance through the first anniversary of the date of the Advance (each a "Maturity Date"), at which time the principal and all unpaid interest shall be due and payable;

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Letter to Canmax
February 11, 1998
Page 2

     b) overdue amounts of principal and interest shall bear interest at the rate of 12% per annum;

     c) each Debenture shall be redeemable and/or convertible, as set forth in the Debenture, at a conversion price equal to the five (5) day trading average of the common stock of Canmax immediately preceding the date of the Advance (the "Conversion Price"); and

     d) in no event shall the maximum amount of shares of Canmax common stock issuable in connection with the Loan exceed 1.6 million shares.

3. COMMITMENT FEE. As consideration for the commitment evidenced hereby, Borrowers shall pay to Lender concurrent with the execution hereof a commitment fee of $10,000. No other fees shall be due in connection with the Loan.

4. USE OF PROCEEDS. Borrowers shall use the proceeds of the Loan for working capital and other purposes approved by its Board of Directors.

5. SECURITY. Each Advance shall be secured pursuant to the terms of the Security Agreement in the form as attached to the Prior Agreement.

6. COMMITMENT TERMINATION. Lender shall not have any obligation to accept or make any requested Advances under the Loan following the first anniversary of the date hereof.

     If this Agreement represents your understanding as to the Loan, and you agree to be bound by its terms, please sign below where indicated and return an executed copy of this Agreement to Lenders. By your execution below, you agree to execute within 30 days of the date hereof a Convertible Loan Agreement in substantially the same form as the Prior Agreement, subject to the modifications set forth herein.

                                       Sincerely,

                                       FOUNDERS EQUITY GROUP, INC.


                                       By: /s/ Scotty Dell Cook
                                          -------------------------------------
                                          Scotty Dell Cook, Chairman

                                       FOUNDERS MEZZANINE INVESTORS, LLC
                                       By: Founders Equity Group, Inc., Manager


                                           By: /s/ Scotty Dell Cook
                                              ---------------------------------
                                              Scotty Dell Cook, Chairman


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Letter to Canmax
February 11, 1998
Page 3

AGREED TO AND ACCEPTED BY:

Canmax Inc.


By: /s/ Roger D. Bryant
   --------------------------------
   Roger D. Bryant,
   President


Canmax Retail Systems, Inc.


By: /s/ Roger D. Bryant
   --------------------------------
   Roger D. Bryant,
   President